SUB-ITEM 77D:
Policies with Respect to Security Investments

Effective January 31, 2016, the Highland Premier Growth Equity
Fund made certain changes to its principal investment strategies. Such revised strategies are described in a supplement, dated January 14, 2016, to the Funds prospectus filed with the Securities and Exchange Commission on January 14, 2016 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-16-429919), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.


SUB-ITEM 77Q1: Exhibits

(b) Copies of the text of any proposal described in answer to sub-item 77D

Effective January 31, 2016, the Highland Premier Growth Equity
Fund made certain changes to its principal investment strategies. Such revised strategies are described in a supplement, dated January 14, 2016, to the Funds prospectus filed with the Securities and Exchange Commission on January 14, 2016 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-16-429919), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.